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                                                                 Exhibit 23.11


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Citadel Communications Corporation:

We consent to incorporation by reference in amendment no. 1 to the registration statement on Form S-3 (Registration No. 333-92593) of Citadel Communications Corporation, Citadel Broadcasting Company, CCC Capital Trust I and CCC Capital Trust II of our report dated February 12, 1999 on the balance sheet of Caribou Communications Co. as of December 31, 1998 and 1997, and the related statements of operations, changes in partners' equity, and cash flows for the years then ended, included in Citadel Communications Corporation's Current Report on Form 8-K dated December 10, 1999 and in Citadel Broadcasting Company's Current Report on Form 8-K dated December 10, 1999, and to the reference to our firm under the heading "Independent Auditors" in this registration statement.


/s/ Cole & Reed, P.C.

Oklahoma City, Oklahoma
January 10, 2000